UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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◻ Definitive Proxy Statement

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⌧ Soliciting Material pursuant to Section 240.14a-12

PURE CYCLE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Pure Cycle Corporation

Announces Receipt of Notice to Nominate Director Candidates

No Shareholder Action Required at this Time

DENVER, CO / GLOBE NEWSWIRE / August 7, 2026 - Pure Cycle Corporation (NASDAQ Capital Market: PCYO) (“Pure Cycle”, “we”, “us” or “our”) today confirmed that it has received notice from Maran Partners Fund, LP, a fund managed by Maran Capital Management, LLC (“Maran”), that it has nominated five individuals to stand for election to the Pure Cycle Board of Directors at the Company’s 2027 Annual Meeting of Shareholders.

The Board’s Nominating and Corporate Governance Committee will review the proposed nominees in accordance with the Company’s process and guidelines. The Board will make its formal recommendation regarding director nominations in the Company’s proxy statement, which will be filed with the Securities and Exchange Commission (the “SEC”) and mailed to shareholders eligible to vote at the 2027 Annual Meeting of Shareholders.

Company Information

Pure Cycle continues to grow and strengthen its operations, grow its balance sheet, and drive recurring revenues. We operate in three distinct business segments, each of which complements the others. At our core, we are an innovative and vertically integrated wholesale water and wastewater service provider. In 2017, we launched our land development segment, which develops master planned communities on land we own and to which we provide water and wastewater services. In 2021, we launched our newest line of business, the rental of single-family homes located at Sky Ranch, which provides long-term recurring revenues, furthers our land development operations, and adds more customers to our water resource segment.

Additional information, including our recent press releases and SEC filings, is available at www.purecyclewater.com, or you may contact our President, Mark W. Harding, or our CFO, Marc Spezialy, at 303-292-3456 or info@purecyclewater.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, such as statements about the evaluation of the proposed director nominees and the 2027 Annual Meeting of Shareholders. The words "anticipate," "likely," "may," "should," "could," "will," "believe," "estimate," "expect," "plan," "intend," "potential" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ from projected results include, without limitation, the risk factors discussed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended August 31, 2025 and other factors discussed from time to time in our press releases, public statements and documents filed or furnished with the SEC.

Additional Information and Where to Find It

Pure Cycle intends to file with the SEC a proxy statement on Schedule 14A with respect to its solicitation of proxies for the 2027 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY PURE CYCLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Pure Cycle free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Pure Cycle are also available free of charge by accessing our website at www.purecyclewater.com.

Participants

Pure Cycle, its directors and executive officers and other members of management and employees may be deemed participants in the solicitation of proxies with matters to be considered at the 2027 Annual Meeting of Shareholders. Information about our executive officers and directors is available in our Annual Report on Form 10-K for the fiscal year ended August 31, 2025, and in our proxy statement for the 2026 Annual Meeting of Shareholders, filed with the SEC on December 4, 2025, and in our Current Reports on Form 8-K filed with the SEC on January 16, 2026 and May 26, 2026. To the extent holdings by our directors and executive officers of Pure Cycle securities reported in the proxy statement for the 2026 Annual Meeting of Shareholders or in such Current Reports have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.